CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
GAM Funds, Inc.:

         We consent to the incorporation by reference in the Post-Effective Amendment No.30 to the Registration Statement of GAM Funds, Inc. on Form N-1A (File No. 2-92136) of our report dated February 19, 1998 on our audit of the financial statements and financial highlights of the GAM Funds, Inc. which report is included in the Annual Report for GAM Funds, Inc. for the year ended December 31, 1997 which is incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Independent Accountants".




                                                      COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 27, 1998